Exhibit 99.2

Execution Version

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of February 11, 2008, is entered into by and among CIBER, INC., a Delaware corporation (the “Borrower”), CIBER INTERNATIONAL, INC., a Delaware corporation and CIBER (INDIA) LTD., a Delaware corporation (each, a “Debtor” and, collectively, the “Debtors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for the ratable benefit of the Lenders (as defined in the Credit Agreement referenced below), the Swing Line Lender and L/C Issuer (each, a “Secured Party” and, collectively, the “Secured Parties”).

Recitals

A.            Each Debtor is (or will be with respect to after-acquired property) the legal and beneficial owner and holder of the Collateral of such Debtor (as defined in Section 1 hereof).

B.            Debtors, the Lenders (as defined in the Credit Agreement referenced below) and the Administrative Agent have entered into that certain Credit Agreement, dated as of the date hereof (together with any amendments, modifications, replacements or substitutions thereof, the “Credit Agreement”), providing for a revolving line of credit in the initial maximum principal amount, in the aggregate, of $200,000,000.

C.            As a condition precedent to the effectiveness of the Credit Agreement and the making of the credit extensions to the Borrower under the Credit Agreement, each Debtor is required to secure the Secured Obligations (as defined below) in the manner set forth herein.

D.            Each Debtor has determined that it is in its best interests to execute this Agreement inasmuch as each Debtor will derive substantial direct and indirect benefits from the credit extensions made to the Borrower from time to time pursuant to the Credit Agreement, and each Debtor understands and agrees that Administrative Agent, the Lenders and any additional Secured Parties are relying on this representation in agreeing to make credit extensions to the Borrower under the Credit Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.             Definitions.  Any term used or defined in the Code (as defined below) that is not defined in this Agreement has the meaning given to that term in the Code, as in effect from time to time, when used in this Agreement. Other capitalized terms used but not defined herein have the respective meanings assigned to them in the Credit Agreement.  The following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

(a)           “Code” means the Uniform Commercial Code as in effect in the State of New York from time to time, or in any jurisdiction the laws of which may be applicable to or in connection with the creation, perfection or priority of any security interest purported to be created under the Loan Documents.

(b)           “Collateral” means all of each Debtor’s right, title and interest in, to and under the following described property of such Debtor (except as otherwise indicated, each term used in this Section 1(b) that is defined in the Code shall have in this Agreement the meaning given to it in the Code):

(i)            all now owned or existing and hereafter acquired or arising and wherever located:  A) accounts; (B) goods; (C) health-care-insurance receivables; (D) general intangibles; (E) payment intangibles; (F) deposit accounts as listed on Schedule A hereto (as such Schedule is amended or supplemented from time to time); (G) chattel paper (including, without limitation, electronic chattel paper and tangible chattel paper); (H) documents; (I) instruments; (J) software; (K) letters of credit; (L) letter-of-credit rights; (M) money; (N) Receivables; (O) commercial tort claims (other than any against the Administrative Agent or any of its affiliates) as listed on Schedule B hereto (as such Schedule is amended or supplemented from time to time); (Q) equipment; (R) inventory; and (S) fixtures;

(ii)           all now existing and hereafter acquired or arising and wherever located: (A) capital stock, equity securities or interests and other investment property owned by each Debtor, including, without limitation, the Equity Interests of each Subsidiary owned by each Debtor described in Schedule C hereto (collectively, the “Investment Property”); (B) all cash dividends and cash distributions with respect to the foregoing (“Dividends”); (C) all non-cash dividends paid on capital securities, liquidating dividends paid on capital securities, shares of capital securities resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any capital securities constituting Collateral (all of the foregoing, excluding Dividends, “Distributions”); and (D) all certificates, agreements (including stockholders agreements, partnership agreements, operating agreements and limited liability company agreements), books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing;

(iii)          to the extent not otherwise included above, each and every other item of personal property and fixtures, whether now existing or hereafter arising or acquired, including, without limitation, all licenses, contracts and agreements, and all Collateral Support;

(iv)          to the extent, if any, not otherwise included above, all present and future business records and information, including, without limitation, books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer printouts, tapes and other storage media containing the same and computer programs and software (including without limitation, source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information, in each case that relate to any of the foregoing described Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(v)           to the extent, if any, not otherwise included above, all supporting obligations, proceeds, products, accessions, rents and profits of or in respect of any of the foregoing (including without limitation all insurance policies and proceeds thereof).

Notwithstanding the foregoing, “Collateral” shall not include investment property consisting of Equity Interests of an issuer that is a Foreign Subsidiary (other than an Exempt Foreign Subsidiary) of any Debtor, in excess of 65% of the total combined voting power of all Equity Interests of such Foreign Subsidiary.

(c)           “Collateral Support” means property (real or personal) assigned, hypothecated or otherwise securing any of the Collateral, including, without limitation, any security agreement or other agreement granting a Lien or security interest in such real or personal property.

(d)           “Intellectual Property Rights” means all now or hereafter acquired rights of a Person (whether owned or subject to a valid right to use) arising in connection with any intellectual property or other proprietary rights, including without limitation all rights arising in connection with any patents, registered and common law trademarks, service marks, trade names, copyrights, licenses and other similar rights (including, without limitation, know-how, trade secrets and other confidential information) and applications for each of the foregoing, if any, provided that, the term Intellectual Property Rights shall not include any U.S. trademark or service mark application, to the extent the security interest granted hereunder would cause the invalidation of such trademark or service mark application, until such time as a statement to allege use (or the equivalent) in respect thereof has been filed with, and accepted by, the United States Patent and Trademark Office.

(e)           “Permitted Liens” means Liens permitted under Section 7.01 of the Credit Agreement.

(f)            “Receivables” means rights to payment, whether or not earned by performance, for goods including, without limitation, property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation, any account and all such rights constituting or evidenced by any account, chattel paper, instrument, general intangible, payment intangible or investment property, together with all of the relevant Debtor’s rights, if any, in any goods or other property giving rise to such payment and all Collateral Support and supporting obligations related thereto and all Receivables Records.

(g)           “Receivables Records” means (i) all documents, instruments or other writings or electronic records or other records evidencing the Receivables, (ii) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of a Debtor or any computer bureau or agent from time to time acting for such a Debtor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

(h)           “Secured Obligations” means (i) collectively, all “Obligations” and all “Guaranteed Obligations” (in each case under and as defined in the Credit Agreement), (ii) to the extent not otherwise included in clause (i), all principal, interest (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Debtor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and all other charges, fees, premiums, indemnities and expenses relating to any of the foregoing, and (iii) to the extent not otherwise included in clauses (i) or (ii), all costs, expenses and reasonable out-of-pocket attorneys’ fees paid or incurred by the Administrative Agent at any time before or after judgment in attempting to collect any of the foregoing, to realize on any Collateral, and to enforce this Agreement.

(i)            “Securities Act” means the Securities Act of 1933, as amended.

2.             Grant of Security Interest.  As security for the due and punctual payment and performance of the Secured Obligations in full, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code (or any successor provision)), each Debtor hereby agrees that the Administrative Agent shall have, and each Debtor hereby grants to and creates in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing first priority Lien on and security interest in and to the Collateral of such Debtor, subject only to (i) the superior priority of certain Permitted Liens and (ii) the further assurance obligations set forth in Section 6.13 of the Credit Agreement.  The intent of the parties hereto is that the Collateral secures all Secured Obligations of the Debtors, whether or not such Secured Obligations exist under this Agreement or any of the other Loan Documents.

Notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to (a) any lease, license, contract right or agreement to which any Debtor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of such Debtor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation, unenforceability, other restriction or assignment shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement that does not result in any of the consequences specified in (i) or (ii) including, without limitation, any proceeds of such lease, license, contract, property rights or agreement, (b) equipment or other property of a debtor subject to a Permitted Lien of the type described in clauses (k)(x), (m), (p) or (s) of Section 7.01 of the Credit Agreement if the contract or other agreement under which such lien is granted prohibits or requires the consent of any Person other than Debtors or their Affiliates as a condition to the creation of such lien on the equipment; provided, however that such security interest shall attach immediately at such time as such prohibition ceases to exist or any such consent is obtained or (c) any treasury stock constituting Equity Interests of Borrower.

3.             Continuing Liability.  Notwithstanding anything herein to the contrary, (a) each Debtor shall remain liable under the leases, licenses, contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Debtor from any of its duties or obligations under the leases, licenses, contracts and agreements included in the Collateral, and (c) the Administrative Agent shall not have any obligation or liability under any lease, license, contract or agreement included in the Collateral by reason of this Agreement, nor shall the Administrative Agent be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

4.             Representations and Warranties.  Each Debtor represents and warrants to the Administrative Agent that on the date hereof and on the date of each borrowing under the Credit Agreement:

(a)           Authorization; No Conflicts.  The execution, delivery and performance of this Agreement by such Debtor (i) are within such Debtor’s corporate power and authority; (ii) have been duly authorized by proper corporate action; (iii) do not require the approval of any governmental agency, other entity or person; and (iv) will not (A) violate (1) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Debtor or any of its Subsidiaries or (2) such Debtor’s or any of its Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by laws, operating or other management agreement, or other constitutive or organizing document, as the case may be, or (3) the provisions of any material indenture, instrument or agreement to which such Debtor or any of its Subsidiaries is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default hereunder or thereunder, or (B) result in, or require, the creation or imposition of any Lien in, of or on the property of such Debtor or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement, other than pursuant to the Loan Documents.  This Agreement constitutes the legal, valid and binding obligation of such Debtor, enforceable against such Debtor in accordance with its terms, subject to applicable bankruptcy, insolvency and creditors’ rights laws and principles of equity.

(b)           Collateral Ownership.  Each Debtor is the sole legal and beneficial owner of the Collateral of such Debtor, and such Debtor has, and will at all times during the term of this Agreement have, good and marketable title to (or valid right in and the power to transfer such rights) the Collateral, free and clear of all pledges, Liens, claims, or encumbrances except for the security interest granted to the Administrative Agent herein and Permitted Liens, and will have at all times full right, power and authority to grant a security interest in the Collateral to the Administrative Agent in the manner provided herein, free and clear of any lien, security interest, adverse claims or other charges or encumbrances, except Permitted Liens or as otherwise expressly permitted in the Loan Documents.

(c)           Security Interest Perfection. Upon the execution and delivery of this Agreement and the filing of all related UCC-1 financing statements (and subject only to the further assurance obligations described in Section 6.13 of the Credit Agreement), the Administrative Agent’s security interest in such Collateral of such Debtor conferred hereby will be a valid, perfected, first priority security interest, subject to certain Permitted Liens, to the extent such security interest can be perfected by the filing of a financing statement.  No effective UCC financing statement covering all or any part of such Collateral is on file in any recording office except such as may have been filed (i) in favor of the Administrative Agent relating to this Agreement, (ii) in respect of any Permitted Lien, (iii) as a precautionary filing relating to leases permitted under the Credit Agreement or (iv) without authorization by such Debtor.

(d)           Assignment Restrictions. There are no restrictions upon the ability of any Debtor to grant a security interest in any of the Collateral of such Debtor (except for restrictions permitted pursuant to Section 7.09 of the Credit Agreement or otherwise permitted by the Loan Documents).

(e)           Debtor Filing Information.  Each Debtor is a corporation incorporated (or a limited liability company organized) in the jurisdiction set forth next to its respective name on Schedule D, with chief executive office or sole place of business, federal tax identification number (if applicable) and organizational identification number (if applicable) as set forth in Schedule D.

(f)            Debtor Search Information.  As of the date hereof, each Debtor’s exact full legal name is as set forth in the first paragraph of this Agreement.  Except as set forth in Schedule D, such Debtor has not, during the past 5 years preceding the date hereof: (i) been known by or used any other corporate or fictitious name, (ii) been a party to any merger or consolidation, (iii) acquired all or substantially all of the assets of any Person, or (iv) acquired any of its property outside of the ordinary course of business. Except as set forth in Schedule D, as of the date hereof, such Debtor has no trade names or styles under which such Debtor will create accounts receivable, or to which instruments in payment of accounts receivable may be made payable.  As of the date hereof, all goods constituting Collateral of such Debtor are located, in the states set forth on Schedule D.

(g)           Government Approvals.  No consent, approval, authorization or order of, and no notice to or filing (other than UCC-1 financing statements) with any court, governmental authority or third party is required in connection with, the grant by each Debtor of the security interest herein.

(h)           Subsidiary Equity Interests.  All capital stock issued by each direct Subsidiary of any Debtor that is not an Immaterial Subsidiary is duly authorized and validly issued, fully paid and non-assessable and, to the extent specified on Schedule C to the Security Agreement, represented by certificates.  As of the date hereof, the percentage of the issued and outstanding capital stock of each Subsidiary of such Debtor pledged by such Debtor hereunder is as set forth on Schedule C hereto.

(i)            Intellectual Property.  The representations set forth in Section 5.15 of the Credit Agreement, as they pertain to such Debtor, are true and correct in all material respects as of the respective dates that such representations are required to be made thereunder.

5.             Further Assurances.  Except for Permitted Liens and pre-authorizations in the ordinary course relating to anticipated Permitted Liens, no Debtor shall authorize any financing statement or other document or instruments naming such Debtor as a debtor, except financing statements or other documents or instruments filed or to be filed in favor of the Administrative Agent.  Each Debtor will faithfully preserve, protect and defend the Administrative Agent’s security interest in the Collateral as a prior perfected security interest under the Code, superior and prior to the rights of all third Persons, except for holders of Permitted Liens, and will do all such other acts and things and will, upon reasonable request therefor by the Administrative Agent, execute, deliver, file and record, and each Debtor hereby authorizes the Administrative Agent to so file, all such other documents and instruments, including, without limitation, financing statements (including a description that describes such Collateral as “all assets”, it being understood that while such Debtor authorizes the filing to contain such a description, such authorization is not intended to alter the actual definition of Collateral contained herein, if different; it being further understood that to the extent reasonably requested by the Debtor, the Administrative Agent shall amend any filed financing statements to expressly exclude specified assets that are the subject of a disposition permitted under the Credit Agreement), UCC assignments and UCC continuation statements, security agreements, assignments and documents and powers of attorney with respect to the Collateral of such Debtor, and pay all filing fees and taxes related thereto, as the Administrative Agent in its reasonable discretion may deem necessary or advisable from time to time in order to attach, continue, preserve, perfect, and protect said security interest (including the filing at any time or times after the date hereof of financing statements under, and in the locations advisable pursuant to, the Code), and each Debtor hereby irrevocably appoints the Administrative Agent, its officers, employees and agents, or any of them, as attorneys-in-fact for such Debtor to execute, deliver, file and record such items for such Debtor and in such Debtor’s name, place and stead.  This power of attorney, being coupled with an interest, shall be irrevocable for the term of this Agreement.  Each Debtor shall pay all reasonable costs and expenses relating to the preservation, protection and defense of the Administrative Agent’s security interest in the Collateral in accordance with this Section 5.  Without limiting the foregoing, but subject to any express limitations specified herein or in the Credit Agreement, at any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Debtors, the Debtors shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Administrative Agent may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (a) filing any financing statements, amendments or continuation statements under the Code with respect to the security interests granted hereby, (b) filing or cooperating with the Administrative Agent in filing any forms or other documents required to be filed with the United States Patent and Trademark Office, United States Copyright Office, or any filings in any foreign jurisdiction or under any international treaty, required to secure or protect the Administrative Agent’s interest in the Collateral, (c) transferring Collateral to the Administrative Agent’s possession if a security interest in such Collateral can be perfected and free from any adverse claim only by possession except that, so long as no Event of Default has occurred and is continuing, the Debtors shall not be required to deliver possession of original promissory notes evidencing loans to their employees, (d) filing financing statements as consignor pursuant to Section 9-114 of the Code (or any other then applicable provision of the Code) in such jurisdictions as any Debtor maintains inventory on consignment, (e) placing the interest of the Administrative Agent as lienholder on the certificate of title (or other evidence of ownership) of any vehicle owned by any Debtor or in or with respect to which any Debtor holds a beneficial interest if the value of such vehicles, individually or in aggregate, exceeds $500,000 and (f) obtaining written acknowledgements from consignees, warehouse and other bailees of the prior lien of the Administrative Agent in and to any material Collateral and that such third party is holding possession of the Collateral for the benefit of the Administrative Agent.

6.             Covenants.  Each Debtor covenants and agrees as follows:

(a)           Chattel Paper; Instruments.  Except for purposes of payment and enforcement in the ordinary course of business, such Debtor shall not deliver any chattel paper or negotiable instruments to any Person other than the Administrative Agent (or its agent or designee).  Without limiting the terms of the Section 7.02 of the Credit Agreement, upon  a request of the Administrative Agent, such Debtor shall deliver (or cause to be delivered) to the Administrative Agent (or its agent or designee) originally executed copies of chattel paper, instruments and other evidence of Receivables (other than employee promissory notes referenced in Section 5 above), appropriately indorsed to the Administrative Agent or indorsed in blank or subjected to the control of the Administrative Agent.

(b)           Alterations of Collateral.  Such Debtor shall not materially alter, modify, discount, extend, renew or cancel any of the Collateral of such Debtor, except for (i) refunds, returns and allowances on Receivables in the ordinary course of business consistent with past practice, (ii) discounts on Receivables in the ordinary course, (iii) repairs and other modifications following casualty losses, (iv) sales and other dispositions of Collateral of such Debtor permitted by the Credit Agreement and (v) other changes that, individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect.

(c)           Receivables.  Except as otherwise provided in this subsection 6(c), such Debtor shall continue to collect all amounts due or to become due to such Debtor under the Receivables of such Debtor and any supporting obligation and diligently exercise such material rights it may have under any Receivable, any supporting obligation or Collateral Support (except where failure to do so could not be reasonably expected to result in a Material Adverse Effect), in each case, at its own expense, and in connection with such collections and exercise occurring after the occurrence and during the continuance of a Default or an Event of Default, such Debtor shall take such action as the Administrative Agent may deem necessary or advisable.  In addition, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (without notice to or the consent of such Debtor):  (i) notify, or require such Debtor to notify, the account debtors under any Receivables of such Debtor to make payment of all amounts due or to become due to such Debtor thereunder directly to the Administrative Agent (until such account debtors are so directed, such Debtor, as agent of the Administrative Agent, shall make collections on such Receivables); and (ii) enforce, at the expense of such Debtor, collection of any such Receivables of such Debtor and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Debtor might have done.

(d)           Commercial Tort Claims. If any Debtor shall at any time elect to file or otherwise pursue any legal action (including by lawsuit, counterclaim, arbitration or other proceeding) in respect of a commercial tort claim involving reasonably expected recoveries by such Debtor in excess of $500,000, as defined in the Code, such Debtor shall promptly notify the Administrative Agent in a writing signed by such Debtor of the details thereof and grant to the Administrative Agent in such writing a security interest therein and in the proceeds thereof, with such writing to be in forms and substance satisfactory to the Administrative Agent and such writing shall constitute a supplement to Schedule B hereto.

(e)           Fixtures.  No Debtor shall permit any material Collateral of such Debtor or any part thereof to be affixed to any real property in such a way that such Collateral may not be removed without significant damage to such real property, without first notifying Administrative Agent in a reasonably sufficient amount of time to allow the Administrative Agent to make a fixture filing under the Code in the applicable county with respect thereto.

(f)            Subsidiary Securities.  No Debtor will allow any of its direct Subsidiaries (other than any Immaterial Subsidiary) that is a corporation, business trust, joint stock company, unlimited liability corporation or similar Person, to issue uncertificated securities unless appropriate actions are taken under the Code to provide the Administrative Agent with control (for purposes of perfection under the Code) of such uncertificated securities).  Upon reasonable request of the Administrative Agent, each Debtor that owns a Domestic Subsidiary (other than any Immaterial Subsidiary) that is a partnership, limited partnership or limited liability company, will cause such Subsidiary to expressly provide in its constitutive documents that its capital securities are securities governed by Article 8 of the Code. Until any such request, no Debtor shall permit any of its Domestic Subsidiaries (other than any Immaterial Subsidiary) that is a partnership, limited partnership or limited liability company to have or issue any partnership or membership interest that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a “security” or a “financial asset” as such terms are defined in Article 8 of the Code, in each case unless appropriate actions are taken under the Code to provide the Agent with Control (for purposes of perfection under the Code) of such partnership or membership interests.

(g)           Control Agreements.  Subject to the terms of Sections 6.13, 7.12 and 7.13 of the Credit Agreement (if applicable), each Debtor shall cooperate with the Administrative Agent in obtaining control (for purpose of perfection under the Code) of Collateral of such Debtor consisting of deposit accounts, Investment Property (other than equity interests in Immaterial Subsidiaries), letter-of-credit rights, electronic chattel paper and any other Collateral of such Debtor where the Administrative Agent may obtain perfection by control; provided that in the case of letter-of-credit rights, the face value shall exceed $500,000 and have a term of at least six months.  Without limiting the foregoing, but subject at all times to the terms of Section 7.13 of the Credit Agreement, with respect to any investment property (other than certificated securities or securities of an Immaterial Subsidiary) owned by such Debtor, such Debtor will, upon reasonable request by the Administrative Agent, use commercially reasonable efforts to cause an agreement (a “Control Agreement”) in form and substance satisfactory to the Administrative Agent that provides for the Administrative Agent to have “control” (as defined in Section 8-106 of the Code, as such term relates to Investment Property (other than certificated securities or commodity contracts), or as used in Section 9-106 of the Code, as such term relates to commodity contracts), to be executed and delivered by such Debtor and the applicable financial intermediary in favor of the Administrative Agent.  Administrative Agent agrees that so long as no Event of Default shall have occurred and be continuing, it shall not deliver any notice of control or similar instructions under a Control Agreement limiting any Debtor’s access to funds or investment property subject to such Control Agreement.

(h)           Security Certificates. Each Debtor will promptly deliver to Administrative Agent each certificate or other evidence of ownership of any Investment Property (including certificated securities) either now owned or hereafter obtained by such Debtor, and such Debtor agrees that all certificated securities delivered by such Debtor pursuant to this Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer, acceptable to the Administrative Agent.

(i)            Change in Name or Location.  No Debtor shall (i) change its location as such term is used in the Code, (ii) make any change to its form of organization, or (iii) make any change to its legal name, unless, in each case, it shall have given the Administrative Agent not less than 30 days (or such shorter period as may be permitted by the Administrative Agent) prior written notice thereof and shall have previously taken all necessary actions to maintain, preserve and perfect the Administrative Agent’s security interest in the Collateral.

(j)            Additional Collateral Information. Each Debtor shall furnish to the Administrative Agent any information that the Administrative Agent may from time to time reasonably request concerning any covenant, provision or representation contained herein or any other matter in connection with the Collateral of such Debtor.

(k)           Intellectual Property.  Within forty-five (45) days after the end of each fiscal year, and at any time upon request of the Administrative Agent, such Debtor will notify the Administrative Agent of the filing, either by such Debtor or through any agent, employee, licensee or designee, of (i) an application for the registration of any Patent, Trademark, Copyright or Mask Work with the Patent and Trademark Office or the Copyright Office or any similar office or agency in any other country or any political subdivision thereof, (ii) any assignment of any Patent or Trademark, which such Debtor may acquire from a third party, with the Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, or (iii) any assignment of any Copyright or Mask Work, which such Debtor may acquire from a third party, with the Copyright Office or any similar office or agency in any other country or any political subdivision thereof.  Without limiting the generality of the preceding sentence, within forty-five (45) days after the end of each fiscal year, and at any time upon request of the Administrative Agent,  each Debtor shall (y) execute all notices of security interest or a security agreement for each relevant type of intellectual property in forms suitable for filing with the Patent and Trademark Office or the Copyright Office, as applicable, substantially in a form reasonably satisfactory to the Administrative Agent and (z) take all commercially reasonable steps in any proceeding before the Patent and Trademark Office, the Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to diligently prosecute or maintain, as applicable, each application and registration of the Patents, Trademarks, Copyrights and Mask Works, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings (except to the extent that dedication, abandonment or invalidation is permitted hereunder or would not be reasonably likely to have a Material Adverse Effect).

7.             Government Receivables.

(a)           For the purposes of this Section 7, the following words and terms shall have the following meanings:

“Assignable Government Receivables” means any Government Receivables that may be assignable pursuant to the Assignment of Claims Act and Assignment of Claims Regulations.

“Assignment of Claims Act” means the Assignment of Claims Act of 1940, as amended, 31 U.S.C. § 3727 and 41 U.S.C. § 15, each as may be amended, modified or superseded from time to time.

“Assignment of Claims Regulations” means 48 C.F.R. subpart 32.8, the supplemental provisions with respect to any Governmental Party contained in the Federal Acquisition Regulation and each other provision of the Federal Acquisition Regulation that may be applicable to 48 C.F.R. subpart 32.8, each as may be amended, modified or superseded from time to time.

“Assignment of Government Contract Claims” means an Assignment of Government Claims, in form and substance reasonably satisfactory to the Administrative Agent (with such changes or modification thereto as may be required with any changes or modifications to the Assignment of Claims Act or the Assignment of Claims Regulations).

“Federal Acquisition Regulation” means the Federal Acquisition Regulation, Title 48 of the Code of Federal Regulations, as amended, modified and supplemented from time to time.

“Government Contract” means any contract (as that term is defined in 48 C.F.R. § 2.101) between any Person and any Governmental Party; provided that unless otherwise specified, all references to “Government Contract” or to “Government Contracts” shall refer to such contracts between any Debtor and any Governmental Party.

“Government Receivables” means all monies due or to become due, whether existing as of the Closing Date or arising thereafter, from Governmental Parties under any Government Contract, together with all rights to receive the same, under any letter of intent, letter of award, letter of acceptance of bid or proposal, informal or incomplete contract, order, authorization to commence performance or other similar instrument or communication made or received by the Borrower or any other Debtor in anticipation of or in connection with such Government Contract and under any and all amendments thereof and supplements thereto, between such Governmental Party and the Borrower and/or any such Debtor.

“Governmental Party” means (i) the United States Government (as used in 31 U.S.C. § 3727), the Government (as used in 48 C.F.R. subpart 32.8), the United States of America, or the executive branch of the United States of America, (ii) any other Governmental Authority or (iii) any department or agency of any of the foregoing.

“Notice of Assignment of Government Contract Claims” means a Notice of Assignment of Government Claims, in form and substance reasonably satisfactory to the Administrative Agent (with such changes or modification thereto as may be required with any changes or modifications to the Assignment of Claims Act or the Assignment of Claims Regulations.)

(b)           Upon request by the Administrative Agent each Debtor that is a party to a Government Contract or that is owed any Government Receivables shall promptly take the following actions with respect to the applicable Assignable Government Receivables; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, such actions shall not be required with respect to Assignable Government Receivables involving remaining payments reasonably estimated by Debtor to be less than $5,000,000:

(i)            execute and deliver to the Agent two (2) original Assignments of Government Contract Claims and Notices of Assignment of Government Contract Claims, which shall comply with all applicable legal requirements relating thereto and also include a full description of the applicable Government Contract, including, (1) the contract number, (2) the date thereof, (3) the Debtor’s name and address as listed on the contract, (4) the name of the Governmental Party, the name of its office and its address, and (5) subject to any applicable laws, rules and regulations or orders relating to national security restricting such description, a description of the nature of the contract; and

(ii)           with respect to each such applicable Government Contract, provide the name, address and telephone number of (A) the contracting officer, administrative contracting officer and the agency head of the Governmental Party with respect to such Government Contract, (B) the surety on any bond applicable, if any, to such Government Contract (including any surety on any bond that may be applicable subsequently), and (C) the disbursing officer designated in such Government Contract to make payment, and

(c)           At any time in the reasonable discretion of the Administrative Agent, but in any event after the occurrence of a Default or Event of Default, the Administrative Agent may, at the Debtors’ expense, with respect to the Assignable Government Receivables:

(i)            file and deliver an original Notice of Assignment of Government Contract Claims with the appropriate number of copies thereof and with the appropriate attachments as may be required (including certified copies of the Assignment of Government Contract Claims) by the Assignment of Claims Act and the Assignment of Claims Regulations to (1) the contracting officer or the agency head of the Governmental Party with respect to such Government Contract, (2) if applicable, the surety on any bond applicable to such Government

Contract (including any surety on any bond that may be delivered subsequently), and (3) the disbursing officer designated in such Government Contract to make payment, and

(ii)           file, deliver, and record with any other Person or Governmental Party any other statement, notice, assignment, instrument, document or agreement or take such other action as may be deemed necessary or advisable in order to make the assignments of the Assignable Government Receivables in favor of the Administrative Agent for the ratable benefit of the Secured Parties effective and valid assignments under the Assignment of Claims Act and the Assignment of Claims Regulations.

(d)           If any Receivables are owing to any Debtor from any Governmental Party that are not Assignable Government Receivables, then upon the reasonable request of the Administrative Agent, such Debtor shall, if legally permissible, take commercially reasonable efforts to execute and deliver all documents and instruments, and take all other necessary actions, such that (A) the Administrative Agent shall have a first priority perfected security interest in each such Receivable  (subject to Permitted Liens) and (B) each such Receivable may be enforced by the Administrative Agent directly against such unit of government under all applicable laws; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, such actions under this clause (B) shall not be required with respect to Receivables involving remaining payments reasonably estimated by Debtor to be less than $5,000,000.

8.             Obligations as to Collateral.  Each Debtor assumes full responsibility for taking any and all necessary steps to preserve the Administrative Agent’s first priority Lien on and security interest in the Collateral of such Debtor against all Persons to the extent required herein, subject only to any superior rights in respect of a Permitted Lien.  The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Administrative Agent takes such action for that purpose substantially similar to actions the Administrative Agent takes with respect to its own property.

9.             Administrative Agent’s Right to Inspect and Repair.  (a)             At any time and from time to time whether or not an Event of Default then exists and without prior notice to or consent of any Debtor, the Administrative Agent may at its option take such actions as the Administrative Agent deems appropriate (i) to attach, perfect, continue, preserve and protect the Administrative Agent’s first priority security interest in or Lien on the Collateral, and/or and (ii) subject to the terms of Section 6.10 of the Credit Agreement, to inspect, audit and verify the Collateral, including reviewing all of any Debtor’s books and records and copying and making excerpts therefrom, at any reasonable time and as often as the Administrative Agent may reasonably desire.

(b)           At any time and from time to time after an Event of Default exists and is continuing and without prior notice to or consent of any Debtor, the Administrative Agent may at its option take such action as the Administrative Agent deems appropriate (i) to maintain, repair, protect and insure the Collateral, and/or (ii) to perform, keep, observe and render true and correct any and all covenants, agreements, representations and warranties of each Debtor hereunder, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured Obligations, to be paid by the applicable Debtors to the Administrative Agent upon demand.

10.          Appointment of Attorney-in-Fact.  Each Debtor hereby irrevocably appoints the Administrative Agent (together with its officers, employees and agents) as such Debtor’s true and lawful attorney-in-fact, with full authority in the place and stead of such Debtor and in the name of such Debtor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, to take action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to:

(a)           ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for money due and to become due under or in respect of any of the Collateral of the Debtor,

(b)           receive, indorse and collect any drafts or other instruments or documents, in connection with clause (a) above,

(c)           file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral of the Debtor or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral of the Debtor, and

(d)           (i) take possession immediately, with or without notice, demand, or legal process, of any of or all of the Collateral of such Debtor wherever found, and for such purposes, enter upon any premises upon which the Collateral may be found and remove the Collateral therefrom, (ii) require such Debtor to assemble its Collateral and deliver it to the Administrative Agent or to any place designated by the Administrative Agent at such Debtor’s expense, (iii) receive, open and dispose of all mail addressed to such Debtor and notify postal authorities to change the address for delivery thereof to such address as the Administrative Agent may designate, (iv) demand payment of the Receivables of such Debtor, (v) enforce payment of the Receivables of such Debtor by legal proceedings or otherwise, (vi) exercise all of such Debtor’s rights and remedies with respect to the collection of its Receivables, (vii) settle, adjust, compromise, extend or renew the Receivables of such Debtor, (viii) settle, adjust or compromise any legal proceedings brought to collect the Receivables of such Debtor, (ix) to the extent permitted by applicable law, sell or assign the Collateral of such Debtor upon such terms, for such amounts and at such time or times as the Administrative Agent deems advisable, (x) discharge and release the Receivables of such Debtor, (xi) take control, in any manner, of any item of payment or proceeds from any account debtor, (xii) prepare, file and sign such Debtor’s name on any proof of claim in any bankruptcy or similar proceeding or similar document against any account debtor, (xiii) prepare, file and sign such Debtor’s name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Collateral of such Debtor, (xiv) do all acts and things necessary, in the Administrative Agent’s sole discretion, to fulfill such Debtor’s obligations to the Administrative Agent under this Agreement, the other Loan Documents or otherwise, (xv) endorse the name of such Debtor upon any check, Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Collateral; (xvi) use such Debtor’s stationery and sign such Debtor’s name to verifications of the Collateral of such Debtor and notices thereof to account debtors; (xvii) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Collateral of such Debtor or products or proceeds thereof to which such Debtor has access, (xviii) demand, sue for, collect, compromise and give acquittances for any and all Collateral of such Debtor, (xix) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Collateral of such Debtor, and (xx) take such other action as the Administrative Agent may deem appropriate, including extending or modifying the terms of payment of such Debtor’s debtors.  This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.

11.          Remedies.  After there exists any Event of Default, and for so long as such Event of Default is continuing:

(a)           The Administrative Agent shall have and may exercise all the rights and remedies available to the Administrative Agent under the Code in effect at the time, and such other rights and remedies as may be provided by law and as set forth below, including without limitation to take over and collect all of the Collateral of each Debtor, and to exercise any and all rights provided for under Section 10.  Each Debtor hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Administrative Agent pursuant to this Agreement, except claims for physical damage to the Collateral of such Debtor arising from gross negligence, bad faith or willful misconduct by the Administrative Agent.

(b)           The Administrative Agent shall have the right to lease, sell or otherwise dispose of all or any of the Collateral of the Debtor at public or private sale or sales for cash, credit or any combination thereof, with such notice as may be required by law (it being agreed by each Debtor that, in the absence of any contrary requirement of law, 10 days’ prior notice of a public or private sale of Collateral shall be deemed reasonable notice), in lots or in bulk, for cash or on credit, all as the Administrative Agent, in its sole discretion, may deem advisable.  Such sales may be adjourned from time to time with or without notice.  The Administrative Agent shall have the right to conduct such sales on the applicable Debtor’s premises or elsewhere and shall have the right to use such Debtor’s premises without charge for such sales for such time or times as the Administrative Agent may see fit.  The Administrative Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.  The Administrative Agent may disclaim warranties of title, possession, quiet enjoyment and the like, and such disclaimers shall not make any such sale or disposition commercially unreasonable.

(c)           Each Debtor, at its cost and expense (including the cost and expense of any of the following referenced consents, approvals etc.) will promptly execute and deliver or cause the execution and delivery of all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may request after the occurrence of an Event of Default in connection with the obtaining of any consent, approval, registration, qualification, permit, license, accreditation, or authorization of any other official body or other Person necessary or appropriate for the effective exercise of any rights hereunder or under the other Loan Documents.  Without limiting the generality of the foregoing, each Debtor agrees that in the event the Administrative Agent shall exercise its rights hereunder or pursuant to the other Loan Documents after the occurrence of an Event of Default, to sell, transfer, or otherwise dispose of, or vote, consent, operate, or take any other action in connection with any of the Collateral, the applicable Debtor shall execute and deliver (or cause to be executed and delivered) all stock powers, applications, certificates, assignments and other documents that the Administrative Agent requests to facilitate such actions and shall otherwise promptly, fully, and diligently cooperate with the Administrative Agent and any other Persons in making any application for the prior consent or approval of any official body or any other Person to the exercise by the Administrative Agent or any such rights relating to all or any of the Collateral.

(d)           Each Debtor agrees promptly upon the occurrence of an Event of Default and upon notice by the Administrative Agent, (i) to deliver (properly endorsed where required hereby or requested by Administrative Agent) to the Administrative Agent all Dividends and Distributions with respect to Investment Property owned by such Debtor and all proceeds of the Collateral of such Debtor, in each case thereafter received by such Debtor, all of which shall be held by Administrative Agent as additional Collateral (and until delivery to the Administrative Agent, to be held by such Debtor separate and apart from its other property in trust for the Administrative Agent); and (ii) with respect to Collateral of such Debtor consisting of general partner interests or limited liability company interests, to make modifications to all necessary documents to admit the Administrative Agent as a general partner or member, respectively.

(e)           Upon notice by the Administrative Agent, the Administrative Agent may exercise (to the exclusion of the relevant Debtor) the voting power and all other incidental rights of ownership with respect to any Collateral constituting Investment Property and each Debtor hereby grants Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote such Investment Property, and the relevant Debtor shall promptly deliver to the Administrative Agent such additional proxies and other documents as may be necessary to allow the Agent to exercise such voting power.

(f)            Each Debtor hereby acknowledges that the sale by Administrative Agent of any Investment Property pursuant to the terms hereof in compliance with the Securities Act, as well as applicable “Blue Sky” or other state securities laws, may require strict limitations as to the manner in which Administrative Agent or any subsequent transferee of the Investment Property may dispose thereof.  Each Debtor acknowledges and agrees that, to protect Administrative Agent’s interests, it may be necessary to sell the Investment Property at a price less than the maximum price attainable if a sale were delayed or made in another manner, such as a public offering under the Securities Act.  No Debtor has any objection to a sale in such manner, and each Debtor agrees that Administrative Agent does not have an obligation to obtain the maximum possible price for all or any part of the Investment Property.  Without limiting the generality of the foregoing, each Debtor agrees that Administrative Agent may, pursuant to the terms hereof and subject to applicable law, from time to time attempt to sell all or any part of the Investment Property by a private placement, restricting the bidders and prospective purchasers to those Persons who will represent and agree that they are purchasing for investment only and not for distribution.  In so doing, Administrative Agent may solicit offers to buy the Investment Property or any part thereof for cash from a limited number of investors deemed by Administrative Agent, in its reasonable judgment, to be institutional investors or other responsible Persons who might be interested in purchasing the Investment Property.  If Administrative Agent shall solicit such offers, then acceptance by Administrative Agent of one of the offers shall be deemed to be consistent with a commercially reasonable method of disposition of the Collateral.

(g)           In addition to, and without limitation of, any rights of Administrative Agent or any of the other Secured Parties under this Agreement, any of the other Loan Documents and applicable law, if any Debtor becomes insolvent, however evidenced, or any Event of Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any of the Secured Parties or any Affiliate of any of the Secured Parties to or for the credit or account of such Debtor may, without prior notice to such Debtor, be offset and applied toward the payment of the Secured Obligations owing to such Secured Party, whether or not the Secured Obligations, or any part thereof, shall then be due.  This right of setoff may be enforced or exercised by any of the Secured Parties (or the Administrative Agent, on behalf of the other Secured Parties) regardless of whether or not such Secured Party has made any demand under this Section 11 or whether the Secured Obligations are contingent, matured, or unmatured.  Any delay, neglect or conduct by any of the Secured Parties (or the Administrative Agent, on behalf of the other Secured Parties) in exercising its rights under this Section 11 will not be a waiver of the right to exercise this right of setoff.

12.           Absolute Rights and Obligations and Shortfall on Sale.  All rights of Administrative Agent and all obligations of each Debtor under this Agreement shall be absolute and unconditional, irrespective of (i) any lack of validity or enforceability of the other Loan Documents; (ii) any exchange, release or nonperfection of any portion of the Collateral; (iii) any change in the time, manner or place of payment of, or other term of, or any portion of any Debtor’s or any other obligor’s obligations under the Loan Documents; or (iv) any other amendment, modification, extension or waiver of, or consent to any departure from, the Loan Documents.  In the event that the proceeds of any sale, collection or realization of or upon the Collateral by or on behalf of Administrative Agent are insufficient to pay all amounts to which Administrative Agent is legally entitled under the Loan Documents, each Debtor shall remain liable to the Administrative Agent for and shall pay to the Administrative Agent any deficiency, together with interest thereon as provided in the Credit Agreement or, if no interest is so provided, at such other rate as shall be fixed by applicable law, together with the costs of collection and the fees and expenses of any attorneys employed by Administrative Agent to collect such deficiency, which may remain after such sale, collection or realization.  This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Administrative Agent or any of the other Secured Parties or by any other Person upon the insolvency, bankruptcy or reorganization of any Debtor, any Subsidiary of any Debtor or any

other Person, or any other similar action or proceeding or otherwise, all as though such payment had not been made.

13.           Failure or Delay to Exercise Rights.  No failure or delay on the part of the Administrative Agent in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Administrative Agent hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default.  The rights and remedies of the Administrative Agent under this Agreement are cumulative and in addition to any rights or remedies which it may otherwise have, and the Administrative Agent may enforce any one or more remedies hereunder successively or concurrently at its option.

14.           Amendment.  No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Debtor therefrom, shall be effective unless in writing signed by the Administrative Agent and the relevant Debtor, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

15.           Notices.  All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be given or made as provided in the Credit Agreement.

16.           Assignment.  This Agreement shall be binding upon and inure to the benefit of the Administrative Agent, and each Debtor and each of their respective successors and assigns, except that no Debtor may assign or transfer its obligations hereunder or any interest herein without the prior written consent of the Administrative Agent.  Nothing herein, however, is intended to modify the prohibitions on assignment contained in the Credit Agreement.

17.        Choice of Law, Venue, Jury Trial.  (a)            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW 5-1401 AND 5-1402).

(b)           EACH DEBTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH EACH IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURTS OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURTS.  EACH OF THE PARTIES HERETO AGREES THAT

A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY DEBTOR OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

(c)           EACH DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH DEBTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           EACH DEBTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN ANY OF THE ABOVE-MENTIONED COURTS BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER SECURED PARTIES BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK, AT ITS ADDRESS SPECIFIED IN SECTION 15.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER SECURED PARTIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(e)           EACH DEBTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH DEBTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.  THIS PROVISION IS A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

18.           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19.           Counterparts.  This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.  Each Debtor acknowledges and agrees that a facsimile transmission to the Administrative Agent of the signature pages hereof purporting to be signed on behalf of such Debtor shall constitute effective and binding execution and delivery hereof by Debtor.

20.           Joint and Several Obligations.  All of the obligations of the Debtors under this Agreement shall be joint and several.

21.           Joinder.  At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to the Administrative Agent a Joinder Agreement under the Credit Agreement.  Immediately upon such execution and delivery of such Joinder Agreement (and without any further action), each such additional Person will become a party to this Agreement as a “Debtor” and have all the rights and obligations of a Debtor hereunder and this Agreement and the schedules hereto shall be deemed amended by such Joinder Agreement.

EXECUTION PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the day and year first above set forth.

DEBTORS:

CIBER, INC.,
a Delaware corporation

By:	/s/ Peter Cheesbrough
Peter Cheesbrough,
Executive Vice President & Chief Financial Officer

CIBER INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ Peter Cheesbrough
Peter Cheesbrough,
Vice President & Treasurer

CIBER (INDIA) LTD.,
a Delaware corporation

By:	/s/ Peter Cheesbrough
Peter Cheesbrough,
Vice President & Treasurer

[EXECUTION PAGE TO PLEDGE AND SECURITY AGREEMENT]

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
a national banking association,
as Administrative Agent

By:	/s/ Alicia Kachmarik
Name:	Alicia Kachmarik,
Title:	Assistant Vice President

[EXECUTION PAGE TO PLEDGE AND SECURITY AGREEMENT]